Exhibit 99.1

Investors contact: Steve Pasko Market Street Partners (415) 445-3238 ir@merunetworks.com

Meru Networks Reports Record Fourth Quarter and Fiscal 2012 Financial Results

•                  Fourth Quarter Revenue Increased by 21% Year-over-Year

•                  Quarterly Operating Expenses Reduced for the Third Consecutive Quarter

•                  Exited 2012 with a Total Customer Count Exceeding 7,400

SUNNYVALE, Calif., January 29, 2013 — Meru Networks Inc., (NASDAQ:MERU), a leader in virtualized wireless LAN solutions, today announced its financial results for the quarter and full year ended December 31, 2012.

Fourth Quarter 2012 Financial Results

Total revenues for the fourth quarter of 2012 were $28.2 million, up 21% from $23.3 million in the fourth quarter of 2011.  Products revenues for the fourth quarter of 2012 were $23.8 million, up 20% from the $19.7 million reported in the fourth quarter of 2011.

Net loss as reported in accordance with GAAP was $4.3 million for the fourth quarter of 2012, or a net loss of $0.24 per basic and diluted share, compared to net loss of $8.2 million, or a net loss of $0.46 per basic and diluted share, for the same period of 2011.

Meru reported fourth quarter 2012 non-GAAP net loss of $2.5 million, or $0.13 [loss] per basic and diluted share, compared to non-GAAP net loss of $5.4 million, or $0.30 [loss] per basic and diluted share, for the same period of 2011.  Non-GAAP results for the fourth quarter of 2012 exclude the impact of stock-based compensation expense of $1.8 million, amortization of acquisition-related intangibles and amortization of the fair value of a common stock warrant issued in connection with debt financing totaling $0.1 million.  Non-GAAP results for the fourth quarter of 2011 exclude the impact of stock-based compensation expense of $1.6 million and amortization of acquisition-related intangibles of $0.1 million and chief executive officer transition costs of $1.1 million.  Please refer to the reconciliation of Meru’s GAAP to non-GAAP results provided at the end of this release.

2012 Financial Results

Revenues for the year ended December 31, 2012 were $97.5 million, an increase of 8% from $90.5 million in 2011.  Products and services revenues (excluding ratable revenues) for 2012 were $97.3 million, up 12% from the $87.2 million reported in 2011. Products revenues for 2012 were $80.8 million, up 9% from the $74.3 million reported in 2011.

Net loss as reported in accordance with GAAP for 2012 was $31.1 million, or $1.73 per basic and diluted share, compared to a net loss of $26.7 million, or $1.54 per basic and diluted share in 2011.

Non-GAAP net loss for 2012 was $19.9 million, or $1.11 loss per basic and diluted share, compared to non-GAAP net loss of $12.1 million, or $0.69 loss per basic and diluted share in 2011.  Non-GAAP results for 2012 exclude stock-based compensation expense of $7.5 million, litigation reserve expense of $2.4 million, amortization of acquisition-related intangibles and amortization of the fair value of a common stock warrant issued in connection with debt financing totaling $0.4 million and chief executive officer transition costs of $0.9 million.  Non-GAAP results for 2011 exclude stock-based compensation expense of $6.2 million, litigation reserve expense of $7.3 million, amortization of acquisition-related intangibles of $0.1 million and chief executive officer transition costs of $1.1 million.

“Q4 2012 was a new high water mark for Meru so far, where we saw our vertical market-focused transformation and solid execution produce positive results,” said Dr. Bami Bastani, president and chief executive officer, Meru Networks.  “Our new products are being well received and we have laid the groundwork for success in the rapidly developing 802.11ac market.”

“Our fourth quarter results demonstrated strong year-over-year revenue growth coupled with reduction in operating expenses for the third consecutive quarter,” said Brett White, chief financial officer, Meru Networks.

Fourth Quarter Business Highlights:

Technology

•                  The new AP332 access point and MC6000 controller began shipping in Q4.

•                  A large university with Cisco wired and wireless infrastructure deployed Meru Identity Manager to automate BYOD onboarding and guest access for more than 15,000 users.

•                  A large U.S. university deployed Meru Identity Manager for secure onboarding of BYOD guest devices on its Aruba stadium Wi-Fi network.

Education

•                  Meru launched the Meru Education Grade™ solution, or MEG™, at Educause.

•                  Meru won a highly competitive bid at the fourth largest school district in the U.S. with more than 395 schools and 345,000 students.

•                  Meru solutions were also deployed at a large school district in the U.K., as well as major universities in Toronto, Illinois and Michigan.

Hospitality

•                  New Meru users in the hospitality market include more than 20 properties at a leading global hotel chain in Europe and Asia.

•                  A major luxury hotel chain deployed Meru in Mexico in Q4, as did multiple premier properties in the Middle East as well as a prominent five-star hotel in Singapore.

•                  Continued expansion via a service provider that manages 46 airports across Europe, and on-ship deployments for one of the world’s largest cruise lines.

Healthcare

•                  Meru was deployed at one of the largest not-for-profit pediatric healthcare networks in the U.S.

•                  Replaced Cisco WLAN at a large hospital in Japan.

In addition

•                  A major municipality in Denmark selected Meru based on its ease of deployment and management.

•                  The company launched a substantive new channel program designed to strengthen and reward top partners in Q4.

Conference Call Information

Meru will host a conference call for analysts and investors to discuss its fourth quarter and fiscal 2012 results, today, January 29 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the live call, please dial (877) 852-2926 (domestic) and (253) 237-1123 (international) and reference conference ID 88027118.

The live and archived webcast of the fourth quarter 2012 financial results conference call will also be available at the investor relations section of Meru’s website at http://investors.merunetworks.com.

About Meru Networks, Inc.

Meru Networks (NASDAQ: MERU) designs, develops, and distributes virtualized wireless LAN solutions that provide enterprises with the performance, reliability, predictability and operational simplicity of a wired network with the advantages of mobility. Meru Networks eliminates the deficiencies of multichannel, client-controlled architectures with its innovative, single-channel, virtualized network architecture that easily handles device density and diversity. Meru wireless LAN solutions are deployed in major vertical industries including Fortune 500 businesses, education, hospitality, healthcare and retail supply chain. Founded in 2002, Meru is headquartered in Sunnyvale, Calif., with operations in North America, Europe, the Middle East and Asia Pacific. Visit www.merunetworks.com or call (408) 215-5300 for more information.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements and information. All statements other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Such statements include, but are not limited to, those statements regarding the company’s belief that its vertical market focused transformation and execution will produce positive results, that the groundwork it has laid can produce success in the developing 802.11ac market, and the company’s belief that its new channel program will strengthen top partners.  We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. These forward-looking statements involve risks and uncertainties, including risks related to product and executive transitions, that may further affect future operating periods. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs and performance requirements or develop new or enhanced products to meet those needs and requirements; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events, including lengthening sales cycles; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (“SEC”). More information about these and other risks that may impact Meru Networks’ business are set forth in our Quarterly Report on Form 10-Q filed with the SEC on November 8, 2012, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measurements

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Meru reports non-GAAP net income (loss), and non-GAAP income (loss) from operations which both exclude stock-based compensation expense, amortization of intangible assets related to the company’s acquisition of Identity Networks in the third fiscal quarter of 2011, chief executive officer transition costs, amortization of the fair value of a common stock warrant issued in connection with debt financing and other items outside the ordinary course of business such as litigation reserves expense, plus non-GAAP net loss per common share, basic and diluted. Meru believes that its non-GAAP net income (loss) and non-GAAP income (loss) from operations provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Meru also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Meru, all of whom will present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Meru facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind Meru’s decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Meru’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. In addition, Meru’s management does not consider the amortization of intangible assets related to the company’s acquisition of Identity Networks relevant when comparing its performance to prior periods. Meru believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though these excluded items may be incurred and reflected in Meru’s GAAP financial results.

The material limitation associated with the use of non-GAAP financial measures is that the non-GAAP measures may not reflect the full economic impact of Meru’s activities. Meru’s non-GAAP measures may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

MERU NETWORKS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,855	$35,259
Short-term investments	—	5,000
Accounts receivable, net	15,040	13,038
Inventory	8,852	6,548
Deferred inventory costs, current portion	55	86
Prepaid expenses and other current assets	829	912
Total current assets	47,631	60,843

Property and equipment, net	2,473	1,476
Goodwill	1,658	1,658
Intangible assets, net	403	693
Deferred inventory costs, net of current portion	—	26
Other assets	2,024	2,147
TOTAL ASSETS	$54,189	$66,843

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,027	$5,733
Accrued liabilities	13,053	12,394
Long-term debt, current portion	3,197	—
Deferred revenue, current portion	12,183	11,764
Total current liabilities	31,460	29,891

Long-term debt, net of current portion	6,499	—
Deferred revenue, net of current portion	6,107	4,481
Other long-term liabilities	530	—
Total liabilities	44,596	34,372

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	262,887	254,576
Accumulated other comprehensive loss	(298)	(197)
Accumulated deficit	(253,005)	(221,917)
Total stockholders’ equity	9,593	32,471

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,189	$66,843

MERU NETWORKS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except for share and per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2012	2011	2012	2011
REVENUES:
Products	$23,761	$19,728	$80,770	$74,279
Support and services	4,410	3,542	16,561	12,957
Ratable products and services	43	63	179	3,235
Total revenues	28,214	23,333	97,510	90,471

COSTS OF REVENUES:
Products	9,088	6,801	28,879	26,415
Support and services	1,726	1,450	6,463	4,581
Ratable products and services	24	39	103	1,863
Total costs of revenues *	10,838	8,290	35,445	32,859

Gross margin	17,376	15,043	62,065	57,612

OPERATING EXPENSES:
Research and development *	3,442	3,433	15,053	13,966
Sales and marketing *	14,376	14,762	58,759	47,688
General and administrative *	3,115	4,780	14,844	14,779
Litigation reserve	—	—	2,350	7,250
Total operating expenses	20,933	22,975	91,006	83,683

Loss from operations	(3,557)	(7,932)	(28,941)	(26,071)

Interest expense, net *	(646)	(54)	(1,656)	(253)
Other income (expense), net	9	(45)	58	41
Loss before provision for income taxes	(4,194)	(8,031)	(30,539)	(26,283)

Provision for income taxes	139	150	549	411
Net loss	$(4,333)	$(8,181)	$(31,088)	$(26,694)

Net loss per share of common stock, basic and diluted	$(0.24)	$(0.46)	$(1.73)	$(1.54)

Shares used in computing net loss per share of common stock, basic and diluted	18,307,063	17,616,664	17,968,034	17,377,503

*Includes stock-based compensation expense as follows:
Costs of revenues	$69	$82	$320	$346
Research and development	217	273	1,126	1,131
Sales and marketing	538	630	2,714	2,217
General and administrative	933	643	3,389	2,480
	$1,757	$1,628	$7,549	$6,174

*Includes amortization of acquisition-related intangible assets as follows:
Costs of revenues	$53	$52	$210	$70
Sales and marketing	20	21	80	27
	$73	$73	$290	$97

*Includes chief executive officer transition costs as follows:
General and administrative	$—	$1,115	$911	$1,115

*Includes amortization of the fair value of a common stock warrant issued in connection with debt financing as follows:
Interest expense, net	$50	$—	$119	$—

MERU NETWORKS, INC.

GAAP to Non-GAAP Reconciliation

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2012	2011	2012	2011

GAAP net loss	$(4,333)	$(8,181)	$(31,088)	$(26,694)

Plus:
a) Stock-based compensation	1,757	1,628	7,549	6,174
b) Litigation reserve	—	—	2,350	7,250
c) Amortization of acquisition-related intangible assets	73	73	290	97
d) Chief executive officer transition costs	—	1,115	911	1,115
e) Amortization of the fair value of a common stock warrant issued in connection with debt financing	50	—	119	—
Non-GAAP net loss	$(2,453)	$(5,365)	$(19,869)	$(12,058)

GAAP net loss per share of common stock, basic	(0.24)	$(0.46)	$(1.73)	$(1.54)

Plus:
a) Stock-based compensation	0.10	0.09	0.42	0.36
b) Litigation reserve	—	—	0.13	0.42
c) Amortization of acquisition-related intangible assets	0.01	0.01	0.01	0.01
d) Chief executive officer transition costs	—	0.06	0.05	0.06
e) Amortization of fair value of a common stock warrant issued in connection with debt financing	—	—	0.01	—

Non-GAAP net loss per share of common stock, basic and diluted	$(0.13)	$(0.30)	$(1.11)	$(0.69)

Shares used in computing basic and diluted non-GAAP net loss per share of common stock	18,307,063	17,616,664	17,968,034	17,377,503

GAAP loss from operations	$(3,557)	$(7,932)	$(28,941)	$(26,071)

Plus stock-based compensation:
Costs of revenues	$69	$82	$320	$346
Research and development	217	273	1,126	1,131
Sales and marketing	538	630	2,714	2,217
General and administrative	933	643	3,389	2,480
	1,757	1,628	7,549	6,174

Litigation reserve	—	—	2,350	7,250
Amortization of acquisition-related intangible assets	73	73	290	97
Chief executive officer transition costs	—	1,115	911	1,115

Non-GAAP loss from operations	$(1,727)	$(5,116)	$(17,841)	$(11,435)

MERU NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Years ended
	December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,088)	$(26,694)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,211	724
Stock-based compensation	7,549	6,174
Accrued interest on long-term debt	631	—
Amortization of issuance costs	169	44
Provision for (recovery of) bad debt	(10)	143
Changes in operating assets and liabilities:
Accounts receivable, net	(1,991)	(4,292)
Inventory	(2,304)	(1,912)
Deferred inventory costs	57	1,238
Prepaid expenses and other assets	163	(325)
Accounts payable	(2,705)	1,431
Accrued liabilities	603	1,483
Deferred revenue	2,045	(416)

Net cash used in operating activities	(25,670)	(22,402)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,942)	(1,360)
Purchases of short-term investments	—	(9,996)
Proceeds from maturities of short-term investments	5,000	10,000
Investment in non-marketable securities	—	(1,250)
Net cash paid in purchase of business	—	(2,217)

Net cash provided by (used in) investing activities	3,058	(4,823)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of issuance costs	11,489	—
Proceeds from issuance of common stock	73	2,078
Proceeds from employee stock purchase plan	566	1,306
Taxes paid related to net share settlement of equity awards	(262)	(151)
Repayment of long-term debt	(1,578)	(2,852)

Net cash provided by financing activities	10,288	381

Effect of exchange rate changes on cash and cash equivalents	(80)	(167)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,404)	(27,011)

CASH AND CASH EQUIVALENTS — Beginning of period	35,259	62,270

CASH AND CASH EQUIVALENTS — End of period	$22,855	$35,259

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Meru excludes from its non-GAAP financial measures, the company believes it is appropriate to exclude certain items for the following reasons:

Stock-Based Compensation. When evaluating the performance of its consolidated results, Meru does not consider stock-based compensation charges when operating its business (rather, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution). Likewise, the Meru management team excludes stock-based compensation expense from its operating plans and is held accountable for cash-based compensation. Meru excludes stock-based compensation charges from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of its business.

Amortization of intangible assets.  The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors’ operating results.

Chief Executive Officer transition costs.  The company excludes the chief executive officer transition costs when evaluating the performance of its consolidated results.  The company believes these costs are unusual in nature and the company does not expect them to recur in the ordinary course of its business.  The company further believes these costs are unrelated to the ongoing operation of the business in the ordinary course.

Other Items.  The company excludes items such as litigation reserves expense and the amortization of the fair value of a common stock warrant issued in connection with debt financing when evaluating the performance of its consolidated results.  The company believes these costs are unusual in nature and the company does not expect them to recur in the ordinary course of its business.  The company further believes these costs are unrelated to the ongoing operation of the business in the ordinary course.